Exhibit 1.1
[                    ] Shares
EnerJex Resources, Inc.
Common Stock
UNDERWRITING AGREEMENT
[                     __, 2008]
C. K. COOPER & COMPANY, INC.,
As Representative of the several
Underwriters named in Schedule 1 attached hereto,
c/o C. K. Cooper & Company, Inc.
18300 Von Karman Avenue, Suite 700
Irvine, California 92612
Ladies and Gentlemen:
     EnerJex Resources, Inc., a Nevada corporation (the “Company”), proposes to sell [                    ] shares (the “Firm Stock”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). In addition, the Company proposes to grant to the underwriters (the “Underwriters”) named in Schedule 1 attached to this agreement (this “Agreement”) an option to purchase up to [                    ] additional shares of the Common Stock on the terms set forth in Section 2 of this Agreement (the “Option Stock”). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock.” This is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters.
     1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:
          (a) A registration statement on Form S-1 relating to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the representative (the “Representative”) of the Underwriters. As used in this Agreement:
               (i) “Applicable Time” means [___:00] p.m. (New York City time) [                    ], 2008;
               (ii) “Effective Date” means the date and time as of which such registration statement was declared effective by the Commission;

               (iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Stock;
               (iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Stock included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;
               (v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule 3 attached hereto and each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations.
               (vi) “Prospectus” means the final prospectus relating to the Stock, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and
               (vii) “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.
          Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof. Any reference herein to the term “Registration Statement” shall be deemed to include the abbreviated registration statement to register additional shares of Common Stock under Rule 462(b) of the Rules and Regulations (the “Rule 462(b) Registration Statement”). The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or to the knowledge of the Company, threatened by the Commission.
          (b) Notwithstanding anything contained herein to the contrary, including, without limitation any reference herein to an “Issuer Free Writing Prospectus”, for so long as and at any time that the Company is an “ineligible issuer” (as defined in Rule 405), the Company shall not use nor file any Issuer Free Writing Prospectus.
          (c) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations.
          (d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e) of this Agreement.
          (e) The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e) of this Agreement.
          (f) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein in the case of the Preliminary Prospectus or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e) of this Agreement.
          (g) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (h) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied in all material respects with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Stock will not be required to be filed pursuant to the Rules and Regulations.
          (i) The Company has been duly incorporated, is validly existing and in good standing as a corporation under the laws of the State of Nevada and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company (a “Material Adverse Effect”); the Company has all corporate power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. Except as described in the Registration Statement and except for

EnerJex Development, LLC, the Company does not own or control, directly or indirectly, any corporation, association or other entity.
          (j) The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with federal and state securities laws (except where the failure to comply would not result in the loss of any exemption to such securities laws relied on by the Company in connection with such issuances) and not in violation of any preemptive right, resale right, right of first refusal or similar right. Upon the issuance and sale of the shares of Firm Stock, and giving effect to the 1-for-5 reverse stock split of the Common Stock contemplated in the Preliminary Prospectus (assuming no fractional shares will remain outstanding thereafter), as of June 30, 2008, the Company would have the authorized and outstanding capital as set forth in each of the most recent Preliminary Prospectus and the Prospectus under the column of the Capitalization table labeled “Pro Forma As Adjusted.” All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with federal and state securities laws (except where the failure to comply would not result in the loss of any exemption to such securities laws relied on by the Company in connection with such issuances). Except as disclosed in the Prospectus and except for the transactions contemplated by this Agreement, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company’s stock option and stock purchase plans and the options or other rights granted and exercised thereunder included in the Prospectus accurately and fairly presents in all material respects the information required by the Securities Act to be shown with respect to such plans, options and rights.
          (k) The shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the most recent Preliminary Prospectus, will be issued in compliance with federal and state securities laws (except where the failure to comply would not result in the loss of any exemption to such securities laws relied on by the Company in connection with such issuances) and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.
          (l) The warrants to purchase Common Stock to be issued to the Underwriters (the “Underwriter Warrants”) pursuant to Section 5(a)(xii) have been duly authorized for issuance. The Company has reserved a sufficient number of shares of its Common Stock for issuance upon exercise of the Underwriter Warrants and when issued and paid for in accordance with the terms of the Underwriter Warrants, such Common Stock will be validly issued, fully paid and non-assessable. The issuance of the Common Stock pursuant to the Underwriter Warrants will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

          (m) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.
          (n) The execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the most recent Preliminary Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject (except to the extent such default has been waived in writing or otherwise cured); (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company; or (iii) result in any violation of any statute or any order, rule or regulation of any court or federal, state, local or foreign governmental agency or body having jurisdiction over the Company or any of its properties or assets (each, a “Governmental Authority”) except for such conflicts, breaches or violations in the case of clauses (i) and (iii) that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.
          (o) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable state securities or Blue Sky laws or foreign securities laws in connection with the purchase and sale of the Stock by the Underwriters and the issuance of the Underwriter Warrants.
          (p) Except as described in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or with any securities of the Company being registered pursuant to any other registration statement filed by the Company under the Securities Act.
          (q) The Company has not sold or issued any securities that would be integrated with the offering of the Stock contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.
          (r) Since April 1, 2007, the Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, (the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. The Common Stock has been registered pursuant to Section 12(g) of the Exchange Act.
          (s) The Company has not sustained, since the date of the latest periodic report filed under Section 13 or 15(d) of the Exchange Act which contain the same financial statements which are also contained in the most recent Preliminary Prospectus, any (i) loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree other than as set forth or contemplated in the Preliminary Prospectus, and (ii) since such date, there has not been any change in the capital stock, long-term debt, net current assets or short-term debt of the Company or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company other than as set forth or contemplated in the Preliminary Prospectus, the effect of which in any such case described in clause (i) or (ii), would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, or except in the case of clause (ii), as it relates to refinancing of outstanding indebtedness or additional capital for development projects, the terms of which have been previously provided to the Underwriters, or as it relates to capital stock, such matters permitted under Section 5(a)(x) of this Agreement.
          (t) Since the date as of which information is given in the most recent Preliminary Prospectus, the Company has not (i) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business, or (iii) declared or paid any dividend on its capital stock.
          (u) The historical financial statements (including the related notes and supporting schedules) included in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act (“Regulation S-X”) and present fairly, in all material respects, the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.
          (v) [Reserved]
          (w) Weaver & Martin, LLC, who have audited certain financial statements of the Company, whose report appears in the most recent Preliminary Prospectus and who have delivered the initial letter referred to in Section 7(f) of this Agreement, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and have been appointed by the Company’s audit committee and such audit committee is comprised entirely of members of the board of directors of the Company each of whom qualify as an independent director as defined by Section 121B(2)(c) of the American Stock Exchange Company and Section 10A(m) of the Exchange Act and Rule 10A-3 thereunder.

          (x) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in or filed as exhibits to, the Registration Statement, as required. The contracts so described in the Prospectus to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws in effect which affect creditors’ rights generally, or (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and, to the Company’s knowledge, such contracts are enforceable in accordance with their respective terms by the Company against the other parties thereto, except as such enforceability may be limited by (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws in effect which affect creditors’ rights generally, or (y) laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and such contracts are in full force and effect on the date hereof. Neither the Company, nor, to the best of the Company’s knowledge, any other party thereto, is in breach of or default under any of such contracts, except for such breaches or defaults that will not result in a Material Adverse Effect.
          (y) The Company carries, or is covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of its businesses and the value of its properties and as is customary for companies engaged in similar businesses in similar industries in which the Company operates. All policies of insurance of the Company are in full force and effect; the Company is in compliance with the terms of such policies in all material respects; and the Company has not received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.
          (z) The statistical and market-related data and the financial statements of the Company included in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.
          (aa) The Company is not, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Stock and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, nor will it be, (i) an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).
          (bb) There are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is the subject, before or by any court or Governmental Authority, or any arbitrator which if determined adversely to the

Company that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by Governmental Authorities or others.
          (cc) There are no legal, governmental or regulatory actions, suits or proceedings or contracts or other documents of a character required to be described in the Registration Statement or the most recent Preliminary Prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement that are not described and filed as required. The Company has no knowledge that (i) any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof; and (ii) that statements made in the most recent Preliminary Prospectus under the captions “Risk Factors,” “Business and Properties,” “Management,” “Director Compensation,” “Executive Compensation,” “Certain Relationships and Related Party Transactions,” “Principal Stockholders,” “Description of Capital Stock,” “Material United States Federal Income Tax Considerations for Non-U.S. Holders,” “Underwriting,” and “Legal Matters” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, do not constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.
          (dd) No relationship, direct or, to the knowledge of the Company, indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the most recent Preliminary Prospectus which is not so described. The Company has not, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (“Sarbanes-Oxley”).
          (ee) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.
          (ff) (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) maintained by the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) (each a “Plan”) has been maintained in material compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; and (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA).
          (gg) The Company has filed all material federal, state, local income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company. The Company has no knowledge of any tax deficiencies that could, in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending dispute with any taxing authority relating to any of such returns and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company for which there is not an adequate reserve reflected in the Company’s financial statements included in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus.
          (hh) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Stock.
          (ii) The Company (i) is not in violation of its charter or by laws (or similar organizational documents), (ii) is not in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, (iii) is not in violation of any statute or any order, rule, regulation judgment or decree of any court or any arbitrator or Governmental Authority, or (iv) has not failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii), (iii) and (iv) to the extent any such conflict, breach, violation, failure or default would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (jj) The Company (i) makes and keeps accurate books and records and (ii) maintains effective internal control over financial reporting as defined in Rules 13a-15 and 15d-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting, and since June 30, 2008, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
          (kk) (i) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it will file or submit under the Exchange Act is accumulated and communicated to management of the Company, including its principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.
          (ll) The Company’s board of directors has validly appointed an audit committee whose composition satisfies the applicable requirements of Section 121(A) and Section 803(a) of the AMEX Company Guide and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of Section 121(B) of the AMEX Company Guide. Since the date of the most recent balance sheet of the Company reviewed or audited by Weaver & Martin, LLC and the audit committee of the board of directors of the Company, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company, and (ii) since that date, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
          (mm) All the Company’s directors or officers, in their capacities as such, are in compliance with the applicable provisions of Sarbanes-Oxley except for such provision, the failure with which to be in such compliance, would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (nn) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” in the most recent Preliminary Prospectus accurately and fully describes (A) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) the judgments and uncertainties affecting the application of critical accounting policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.
          (oo) The Company currently possesses all material permits, licenses, patents, franchises, certificates and other authorizations (“Permits”) issued by, and has made all declarations and filings with, the appropriate Governmental Authorities that are necessary for the ownership or lease of its properties or the conduct of its businesses in the manner described in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, except for such Permits the failure of the Company to possess or have obtained and except for such declarations and filings the failure of which to have made would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has not received notice of any revocation or modification of any such Permits and has no reason to believe that any Permit will not be renewed in the ordinary course; and the Company is in compliance with all applicable federal, state, and local laws, regulations, orders and decrees except for those which the failure to be in compliance with would not in the aggregate reasonably be expected to have a Material Adverse Effect.
          (pp) Except as described in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, since April 1, 2007, the Company: (i) is and at all times has been in full compliance with all statutes, rules, regulations, or guidance applicable to the conduct of the Company’s business (“Applicable Laws”), except for such noncompliance as would not reasonably be expected, in the aggregate, to have a Material Adverse Effect; (ii) possesses all material licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any Applicable Laws (“Authorizations”) except for those the failure of which to possess would not in the aggregate reasonably be expected to have a Material Adverse Effect and such Authorizations are valid and in full force and effect and the Company is not in violation of any term of any such Authorizations except for those violations which would not in the aggregate reasonably be expected to have a Material Adverse Effect; (iii) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any Company operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (iv) has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such Governmental Authority is considering such action; and (v) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed in all material respects (or were corrected or supplemented by a subsequent submission).
          (qq) the Company has (i) good and marketable title to (A) all its interests in the producing gas and oil interests described in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Pricing Disclosure Package and (B) all other material real property reflected as assets owned by it in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Pricing Disclosure Package, and (ii) good title to substantially all personal property reflected as assets owned by it in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Pricing Disclosure Package, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages, claims or defects (collectively, “Liens”), except such Liens (w) as are disclosed in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Pricing Disclosure Package, (x) as could not reasonably be expected to have a Material Adverse Effect, (y) securing taxes and other governmental charges, or claims of materialmen, mechanics and similar persons, not yet due and payable, or (z) under oil and gas leases, options to lease, operating agreements, utilization and pooling agreements, participation and drilling concessions agreements and gas sales contracts, securing payment of amounts not yet due and payable and of a scope and nature customary in the oil and gas industry. Any real property or personal property held under lease by the Company is held under leases enforceable against the Company and to the knowledge of the Company, enforceable against the lessor, with such exceptions as are disclosed in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Pricing Disclosure Package or as would not reasonably be expected to have a Material Adverse Effect, and the Company has not received any written notice of any material claim that has been asserted by anyone adverse to the rights of the Company under any such lease or affecting the rights of the Company to the continued possession of the leased premises under such lease; the gas and mineral leases, options to lease, drilling rights and concessions or other arrangements held by the Company reflect in all material respects the right of the Company to explore, develop or receive production from the unexplored and undeveloped acreage that the Company owns as described in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Pricing Disclosure Package, and the care taken by the Company with respect to acquiring or otherwise procuring such leases, options to lease, drilling rights and concessions or other arrangements has been generally consistent with standard industry practices in the areas in which the Company operates for acquiring or procuring leases or interests therein to explore, develop or produce hydrocarbons; and title investigations have been carried out by or on behalf of the Company with respect to all its interests in the producing gas and oil interests described in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Pricing Disclosure Package, in accordance with reasonable practice in the gas industry in the areas in which the Company operates.
          (rr) Except as described in the most recent Preliminary Prospectus, the Company (i) is in compliance with any and all applicable federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (ii) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (iii) is in compliance with all terms and conditions of such permits, licenses or approvals except in the case of clauses (i), (ii) and (iii) to the extent any such failure to comply or to have obtained permits, licenses or approvals, would not in the aggregate, reasonably be expected to have a Material Adverse Effect. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that would reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.
          (ss) Except as disclosed in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, the Company owns or has the valid right to use all Intellectual Property (as defined below) necessary for the conduct of the business of the Company in the manner described in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus as now conducted or to be conducted, except for such Intellectual Property the failure of the Company to own or have the valid right to use would not in the aggregate reasonably be expected to have a Material Adverse Effect. Except as disclosed in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus (i) to the knowledge of the Company, no third party has infringed, misappropriated, diluted or otherwise violated in any material respect any Intellectual Property rights of the Company, and no claims for any of the foregoing have been brought against any third party by the Company; (ii) the Intellectual Property owned by the Company and, to the knowledge of the Company, the Intellectual Property licensed to the Company, in each case to the extent such Intellectual Property in the aggregate is material to the conduct of its business, have not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding, investigation or claim challenging the validity, enforceability, scope, issuance/registration, use or ownership of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates, dilutes or otherwise violates any Intellectual Property of others, and the Company has not received any written notice of any such claim, and the Company has no knowledge of any facts which would form a reasonable basis for any such claim; (iv) the Company has taken commercially reasonable steps, consistent with industry standards, to maintain and protect all Intellectual Property that is material to the conduct of its business; and (v) to the knowledge of the Company, no current or former employee of the Company is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company. The term “Intellectual Property” as used herein means all patents, trademarks, service marks, trade names, trade dress, domain names, copyrights, licenses, inventions, trade secrets, technology, software, systems, know-how and other intellectual property and proprietary rights.
          (tt) The Company (i) is, and at all times prior hereto was, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any Governmental Authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity except for those the failure of which to be in compliance in the aggregate would not reasonably be expected to have a Material Adverse Effect, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct its business, and (ii) has not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants. Except as described in the most recent Preliminary Prospectus, (A) there are no proceedings that are pending, or to the Company’s knowledge, contemplated, against the Company under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (B) the Company has no knowledge of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that in the aggregate would reasonably be expected to have a Material Adverse Effect on the capital expenditures, earnings or competitive position of the Company, and (C) the Company does not anticipate material capital expenditures relating to Environmental Laws.
          (uu) The Company is not in violation of or received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected in the aggregate to have a Material Adverse Affect.
          (vv) Neither the Company, and, to the knowledge of the Company, no director, officer, agent, employee of the Company, or shareholder acting on behalf of the Company, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
          (ww) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case referenced in this subparagraph (ww), as would not reasonably be expected in the aggregate to have a Material Adverse Effect.
          (xx) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          (yy) The information underlying the estimates of the Company’s proved reserves that was supplied to McCune Engineers, P.E. (the “Reserve Engineers”) for the purposes of preparing the reserve reports and estimates of the proved reserves of the Company disclosed in the Registration Statement, the Pricing Disclosure Package, the Preliminary Prospectus and the Prospectus, including production and costs of operation, was true and correct in all material respects on the dates such estimates were made, and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves, natural gas price fluctuations, and fluctuations in demand for natural gas, and except as disclosed in the Registration Statement, the Pricing Disclosure Package, the Preliminary Prospectus and the Prospectus, the Company has no knowledge of any facts or circumstances that would result in a materially adverse change in the aggregate net reserves, or the present value of the future net cash flows therefrom, as described in the Registration Statement, the Pricing Disclosure Package, the Preliminary Prospectus and the Prospectus and as reflected in the reports the Reserve Engineers prepared with regard to the reserves that the Company owns; the estimates of such reserves and present value as described in the Registration Statement, the Pricing Disclosure Package, the Preliminary Prospectus and the Prospectus and reflected in the reports referenced therein have been prepared in a manner that complies in all material respects with the applicable requirements of the rules under the Securities Act with respect to proved reserves.
          (zz) To the knowledge of the Company, neither the Reserve Engineers nor any of the Reserve Engineers’ employees, officers or directors, own any interests in the Company or any oil and gas properties covered by the Reserve Report.
          (aaa) The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representative have consented in accordance with Section 1(h) or 5(a)(vi) of this Agreement.
          (bbb) The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.
          (ccc) The Stock has been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on The American Stock Exchange. There are no affiliations with the Financial Industry Regulatory Authority (the “FINRA”) among the Company’s officers or directors.
     2. Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell [                    ] shares of the Firm Stock to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter’s name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representative may determine.
     In addition, the Company grants to the Underwriters an option to purchase up to [                    ] additional shares of Option Stock. Such option is exercisable in the event that the Underwriters sell more shares of Common Stock than the number of shares of Firm Stock in the offering and as set forth in Section 4 of this Agreement. Each Underwriter agrees, severally and not jointly, to purchase the number of shares of Option Stock (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of shares of Option Stock to be sold on such Delivery Date as the number of shares of Firm Stock set forth in Schedule 1 attached hereto opposite the name of such Underwriter bears to the total number of shares of Firm Stock.
     The price of both the Firm Stock and any Option Stock purchased by the Underwriters shall be $[                    ] per share.
     The Company shall not be obligated to deliver any of the Firm Stock or Option Stock to be delivered on the applicable Delivery Date, except upon payment for all such Stock to be purchased on such Delivery Date as provided herein.
     3. Offering of Stock by the Underwriters. Upon authorization by the Representative of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions to be set forth in the Prospectus.
     4. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representative and the Company. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Stock shall be made to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative of the respective aggregate purchase prices of the Firm Stock being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Firm Stock through the facilities of DTC unless the Representative shall otherwise instruct.
     The option granted in Section 2 of this Agreement will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Representative; provided that if such date falls on a day that is not a business day, the option granted in Section 2 of this Agreement will expire on the next succeeding business day and provided further that the Representative shall be limited to two such notices in the aggregate. Each such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representative, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the shares of Option Stock are delivered is sometimes referred to as an “Option Stock Delivery Date,” and the Initial Delivery Date and any Option Stock Delivery Date are sometimes each referred to as a “Delivery Date.”
     Delivery of the Option Stock by the Company and payment for the Option Stock by the several Underwriters through the Representative shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representative and the Company. On each Option Stock Delivery Date, the Company shall deliver or cause to be delivered the Option Stock to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative of the respective aggregate purchase prices of the Option Stock being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Option Stock through the facilities of DTC unless the Representative shall otherwise instruct.
     5. Further Agreements of the Company and the Underwriters.
          (a) The Company agrees:
               (i) To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representative with copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;
               (ii) To furnish promptly to each of the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the

Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;
               (iii) To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;
               (iv) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or reasonably requested by the Commission;
               (v) Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing;
               (vi) Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative.
               (vii) To comply with all applicable requirements of Rule 433 with respect to any Issuer Free Writing Prospectus; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representative may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;
               (viii) As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 455 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Representative an earnings statement of the

Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);
               (ix) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;
               (x) For a period commencing on the date of the Prospectus and ending on the number of days set forth below depending on the type of the Company’s securities held by the holder) after the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or would reasonably be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than Common Stock issued as of the date of the Prospectus or which may in the future be issued pursuant to employee benefit plans, Common Stock issued as compensation to directors of the Company, stock option plans for employees of the Company or other employee compensation plans existing as of the date of the Prospectus or the Underwriter Warrants), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than options granted as of the date of the Prospectus or which the Company may in the future grant pursuant to employee benefit plans, stock option plans for employees or other employee compensation plans existing as of the date of the Prospectus), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company, other than a registration statement filed to satisfy the Company’s obligations pursuant to that certain Registration Rights Agreement, dated April 11, 2007, by and among the Company and the investors party thereto, as amended from time to time, or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of C.K. Cooper & Company, Inc., on behalf of the Underwriters, and to cause each officer, director and stockholder of the Company set forth on Schedule 2 attached hereto to furnish to the Representative, prior to the Initial Delivery Date, a letter or letters, substantially in the form attached hereto Exhibit A (the “Lock-Up Agreements”). The lock-up period commences on the date of the Prospectus and terminates sixty days thereafter in the case of debt holders holding debentures issued by the Company (the “Debenture Holders Lock-Up Period”) and 180 days from the date of the Prospectus with respect to executive officers, directors and certain stockholders (the “Equity Holders Lock-Up Period”), except either the Debenture Holders Lock-Up Period or the Equity Holders Lock-Up Period, as appropriate, may be extended as set forth below. Nothing in this Agreement, however, prohibits the Company from selling, issuing or registering capital stock in the event that the board of directors of the Company has determined that a change in control is reasonably likely to occur that is not in the best interests of the Company or its stockholders. Notwithstanding the foregoing, if (1) during the last 17 days of either the Debenture Holders Lock-Up Period or the Equity Holders Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of either the Debenture Holders Lock-Up Period or the Equity Holders Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the applicable lock-up period, then the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless C.K. Cooper & Company, Inc., on behalf of the Underwriters, waives such extension in writing;
               (xi) To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus;
               (xii) On the Initial Delivery Date, the Company shall issue to the Underwriters the Underwriter Warrants to purchase that number of shares of Common Stock equal to 5% of the Firm Stock (adjusted downward to the nearest whole share). On the Option Stock Delivery Date, the Company shall issue to the Underwriters additional Underwriter Warrants to purchase that number of shares of Common Stock equal to 5% of the Option Stock (adjusted downward to the nearest whole share) elected to be purchased by the Underwriters pursuant to Section 2. The Underwriter Warrants shall be in the form of Exhibit C attached hereto. The Underwriter Warrants shall have an exercise price per share equal to 135% of the initial public offering price per share of the Common Stock in the Offering and shall expire upon the 3rd anniversary of the respective Underwriter Warrants date of issuance. The Underwriter Warrants shall be issued by the Company, severally and not jointly, for the accounts of the several Underwriters in proportion to the number of shares of Firm Stock set forth opposite such Underwriter’s name in Schedule I hereto, or in proportion to the number of shares of Option Stock elected to be purchased by such Underwriter, as applicable, except that the respective Underwriter Warrants of each Underwriter shall be adjusted by the Representative so that no Underwriter Warrants to be issued to an Underwriter shall represent the right to purchase a fractional share of Common Stock; and
               (xiii) The Company will use its best efforts to have the Common Stock reserved for issuance under the Underwriter Warrants listed on the American Stock Exchange.
          (b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.
     6. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Stock and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Stock; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) any required review by FINRA of the terms of sale of the Stock (including related fees and expenses of counsel to the Underwriters); (f) the inclusion of the Stock on the American Stock Exchange and/or any other exchange; (g) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 5(a)(ix) of this Agreement and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the fees and expenses of the Underwriters’ legal counsel; (i) the investor presentations on any “road show” undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the Representative and officers of the Company; and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Section 11 of this Agreement, the Underwriters shall pay all of their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.
     7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:
          (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i) of this Agreement; the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.
          (b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the reasonable opinion of Stradling Yocca Carlson & Rauth, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.
          (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (d) Husch Blackwell Sanders LLP shall have furnished to the Representative its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit B.
          (e) The Representative shall have received from Stradling Yocca Carlson & Rauth, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
          (f) At the time of execution of this Agreement, the Representative shall have received from Weaver & Martin, LLC a letter, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
          (g) With respect to the letter of Weaver & Martin, LLC referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representative a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
          (h) The Company shall have requested and caused McCune Engineers, P.E., to have furnished to the Representative, at the time of the execution of this Agreement and on each Delivery Date, letters, dated respectively as of time of the execution of this Agreement and on each Delivery Date, in form and substance reasonably satisfactory to the Representative, confirming that they are independent petroleum engineers with respect to the Company; and that they have evaluated the estimates of proved reserves and future net revenue (including discounted values thereof) attributable to interests of the Company, in certain oil and gas properties as of March 31, 2008 (the “Reserve Report”) and stating in effect that:
               (i) they are familiar with the standards pertaining to the estimating and auditing of oil and gas reserve information promulgated by the Commission. Neither they, nor to their knowledge, any of their employees, officers or directors, own interests in the Company or any oil and gas properties covered by the Reserve Report. They have not been employed by the Company on a contingent basis;
               (ii) in their opinion, the information relating to estimated proved reserves, estimated future net revenue from proved reserves, and present worth of estimated future net revenue from proved reserves contained in the Reserves Report has been prepared in a manner consistent with the standards and definitions pertaining to the estimating and auditing of oil and gas reserve information promulgated by the Commission. Specifically, such information has been prepared in accordance with Paragraphs 10-13, 15, and 30(a)-(b) of Statement of Financial Accounting Standards No. 69 (November 1982) of the FASB and Rules 4-10(a)(1)-(13) of Regulation S-X and Rule 302(b) of Regulation S-K of the Commission;
               (iii) no additional information has been brought to their attention that would lead them to believe that there would be a material change in the estimates of proved reserves or future net revenues from proved reserves attributable to the interests of the Company in certain oil and gas properties covered by the Reserve Report, notwithstanding those changes that would result from a change in product prices and reductions for production since June 30, 2008; and
               (iv) the Representative and the Underwriters may rely upon the Reserve Report in the same manner as if such report was addressed to the Representative and the Underwriters.
          (i) The Company shall have furnished to the Representative a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that:
               (i) The representations, warranties and agreements of the Company in Section 1 of this Agreement are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;
               (ii) No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and
               (iii) They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth;
          (j) The Company shall not have sustained, since the date of the latest periodic report filed under Section 13 or 15(d) of the Exchange Act which contain the same financial statements which are also included in the most recent Preliminary Prospectus, any (i) loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capital stock, long-term debt, net current assets or short-term debt of the Company or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company other than as set forth or contemplated in the Preliminary Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus, except in the case of clause (ii), as it relates to refinancing of outstanding indebtedness or additional capital for development projects, the terms of which have been previously provided to the Underwriters, or as it relates to capital stock, such matters permitted under Section 5(a)(x) of this Agreement.
          (k) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.
          (l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on any national securities exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of significant terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.
          (m) The American Stock Exchange shall have approved the Stock for inclusion, subject only to official notice of issuance and evidence of satisfactory distribution.
          (n) The Lock-Up Agreements between the Representative and the officers, directors, officers and stockholders of the Company set forth on Schedule 2 attached hereto, delivered to the Representative on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.
          (o) At each Closing Date, Stradling Yocca Carlson & Rauth, counsel for the Underwriters, shall have been furnished with such information, certificates and documents as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Stock as contemplated herein and related proceedings, or to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, or otherwise in connection with the offering of the Stock contemplated hereby.
     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
     8. Indemnification and Contribution.
          (a) The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter, (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e) of this Agreement. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

          (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e) of this Agreement. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.
          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
          (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b), or 8(f) of this Agreement in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Stock underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.
          (e) The Underwriters severally confirm and the Company acknowledges and agrees that the statements regarding delivery of shares by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.
     9. Defaulting Underwriters. If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 attached hereto bears to the total number of shares of the Firm Stock set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 attached hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 10% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2 of this Agreement. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Option Stock Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company and the Underwriters will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11 of this Agreement. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 attached hereto that, pursuant to this Section 9, purchases Stock that a defaulting Underwriter agreed but failed to purchase.
     Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

     10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(j), 7(k) and 7(l) of this Agreement shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.
     11. Reimbursement of Underwriters’ Expenses. If the Company shall fail to tender the Stock for delivery to the Underwriters for any reason or (b) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Section 9 of this Agreement by reason of the default of one or more Underwriters, the Company will not be obligated to reimburse any Underwriter or Underwriters on account of those expenses.
     12. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
     13. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Stock or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

     14. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
          (a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to C.K. Cooper & Company, Inc., 18300 Von Karman Avenue, Suite 700, Irvine, California 92612, Attention: Syndicate Registration (Fax: 949-477-9211), with a copy to Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660, Attention: Michael A. Hedge; and
          (b) if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Steve Cochennet, (Fax: 913-693-4601), with a copy to Blackwell Sanders, LLP, 4801 Main Street, Suite 1000, Kansas City, MO 64112, Attention: Jeffrey T. Haughey and Craig A. Adoor.
Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by C.K. Cooper & Company, Inc. as the Representative.
     15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and their respective heirs, executors, administrators, successors and assigns and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act and their respective heirs, executors, administrators, successors and assigns. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
     16. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
     17. Definition of the Term “Business Day”. For purposes of this Agreement, “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
     18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
     20. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
[Signature Page Follows]

     If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ENERJEX RESOURCES, INC.

By:

Name:

Title:

Accepted:
C. K. COOPER & COMPANY, INC.
For themselves and as Representative
of the several Underwriters named
in Schedule 1 hereto
By C. K. COOPER & COMPANY, INC.

By:
Authorized Representative

SCHEDULE 1

Number of Shares of
Underwriters	Firm Stock(1)
C. K. Cooper & Company, Inc.	[ ]
Joseph Gunnar & Co., LLC	[ ]
Ladenburg Thalmann & Co., Inc.	[ ]
[ ]

Total	[ ]

(1)	The Underwriters may purchase up to an additional [ ] shares of Option Stock, to the extent the option described in Section 2 of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

SCHEDULE 2
PERSONS DELIVERING LOCK-UP AGREEMENTS
Directors
Officers
Stockholders
Debenture Holders

SCHEDULE 3
ORALLY CONVEYED PRICING INFORMATION
1.	Public offering price

2.	Number of shares offered

EXHIBIT A
FORM OF LOCK-UP LETTER AGREEMENT

A-1

EXHIBIT B
FORM OF OPINION OF ISSUER’S COUNSEL

B-1

EXHIBIT C
THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH REGISTRATION IS NOT REQUIRED.
ENERJEX RESOURCES, INC.
COMMON STOCK WARRANT
No: _____
Date of Issuance: September __, 2008
     FOR VALUE RECEIVED, EnerJex Resources, Inc., a Nevada corporation (the “Company”), hereby grants a warrant to purchase shares of Common Stock of the Company in the amount and at the per share exercise price set forth in Section 1.1 below, to C. K. Cooper & Company, Inc. (“Holder”), as of the Date of Issuance indicated above. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the exercise price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.
     This Warrant is subject to the following provisions:
     1. Exercise of Warrant.
          1.1 Purchase of Shares. Subject to the terms and conditions hereinafter set forth, Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify Holder in writing), to purchase from the Company up to ___________ (_________________) shares of the Company’s Common Stock (the “Warrant Shares”) for $________ per share (the “Exercise Price”).
          1.2 Exercise Period. Holder may exercise this Warrant for a period (“Exercise Period”) commencing on the date hereof and terminating on the third anniversary of the Date of Issuance. Notwithstanding anything herein to the contrary, in the event Holder has not exercised this Warrant in full prior to the expiration of the exercise period, this Warrant shall be deemed automatically exercised with payment for the then unexercised Warrant Shares being made pursuant to Section 1.4 on the date immediately preceding such expiration date without any further action on behalf of the Holder.
          1.3 Exercise Procedure.
               (a) This Warrant shall be deemed to have been exercised at such time when the Company has received all of the following items (the “Exercise Time”):

                    (i) a completed Exercise Notice, as described in Section 1.6, executed by Holder exercising all or part of the purchase rights represented by this Warrant;
                    (ii) this Warrant; and
                    (iii) payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares being purchased, at the election of Holder, by wire transfer or certified check payable to the order of the Company, except in cases where the Holder indicates in the Exercise Notice that it intends to exercise this Warrant with payment for the then unexercised Warrant Shares being made in the manner specified in Section 1.4 or Section 1.5. The person or persons in whose name(s) any certificate(s) representing Warrant Shares shall be issuable, upon exercise of this Warrant, shall be deemed to have become the holders(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Warrant Shares represented.
               (b) Certificates for Warrant Shares purchased upon exercise of this Warrant shall be delivered by the Company to Holder as soon as practicable after the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall as soon as practicable deliver such new Warrant to the person designated for delivery in the Exercise Notice.
               (c) The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to Holder at the Exercise Time, and Holder shall be deemed for all purposes to have become the record holder of such Common Stock at the Exercise Time.
               (d) The issuance of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares (other than any transfer taxes resulting from the issuance of Warrant Shares to any person other than Holder).
               (e) The Company shall not close its books against the transfer of this Warrant or of any Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.
               (f) During the Exercise Period, the Company shall reserve and keep available out of its authorized but unissued Common Stock such number of Warrant Shares issuable upon the full exercise of this Warrant. All Warrant Shares which are so issuable shall, when issued and upon the payment of the applicable Exercise Price, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges and not subject to the pre-emptive rights of any holder of Common Stock or any other class or series of stock of the Company. During the Exercise Period, the Company shall not take any action which would cause the number of authorized but unissued Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of this Warrant.
          1.4 Cashless Exercise. Notwithstanding the provisions of Section 1.3(a)(iii) requiring payment by wire transfer or certified check, the Company agrees that, unless otherwise prohibited by law, Holder shall have the right at any time and from time to time to exercise this Warrant in full or in part on a cashless basis, computed using the following formula:

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X =	Y (A — B)
A
Where:
X = The number of Warrant Shares to be issued to the Holder pursuant to this cashless exercise;
Y = The number of Warrant Shares in respect of which the net issue election is made;
A = The Fair Market Value (as defined below) of one Warrant Share at the time the cashless exercise election is made; and
B = The Exercise Price (as adjusted to the date of the cashless exercise).
The term “Fair Market Value” shall mean (A) if the class of Warrant Shares is exchange-traded, the closing sale or last sale price per share of the class of Warrant Shares, (B) if the class of Warrant Shares is regularly traded in any over-the-counter market, the average of the bid and asked prices per share of the class of Warrant Shares, and (C) if the class of Warrant Shares is not traded as described in clause (A) or (B), the per share fair market value of the class of Warrant Shares as determined in good faith by the Company’s Board of Directors. Fair Market Value as of a given date with respect to clauses (A) and (B) shall be determined as of the close of business on the day prior to the date of determination, or if no trading in the class of Warrant Shares takes place on such date, on the next preceding trading day on which there has been such trading.
          1.5 “Easy Sale” Exercise. In lieu of the payment methods set forth above, when permitted by law and applicable regulations, the Holder may pay the Exercise Price through a “same day sale” commitment from the Holder (and if applicable a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”)), whereby the Holder irrevocably elects to exercise this Warrant and to sell at least that number of Warrant Shares so purchased to pay for the Exercise Price (and up to all of the Warrant Shares so purchased) and the Holder (or, if applicable, the FINRA Dealer) commits upon sale (or, in the case of the FINRA Dealer, upon receipt) of such Warrant Shares to forward the Exercise Price directly to the Company, with any sale proceeds in excess of the Exercise Price being for the benefit of the Holder.
          1.6 Exercise Notice. Upon any exercise of this Warrant, Holder shall deliver to the Company an Exercise Notice in substantially the form set forth in Exhibit A hereto.
          1.7 No Fractional Shares. If a fractional share of Warrant Shares would, but for the provisions of this Section 1.7, be issuable upon exercise of the rights represented by this Warrant, the Company shall (i) round a half share or greater to be delivered to Holder up to the next whole share and shall round a less-than-half share to be delivered to Holder down to the nearest whole share.
     2. Adjustments to Warrant Shares.
          2.1 Capital Reorganizations and Other Reclassifications. In case of any capital reorganization of the Company, or of any reclassification of the Common Stock, or in case of the consolidation of the Company with, or the merger of the Company with, or merger of the Company into, any other corporation (other than a consolidation or merger which does not result in any

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reclassification or change of the outstanding Common Stock) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation or entity, this Warrant shall, after such capital reorganization, reclassification of the Common Stock, consolidation, merger, or sale, be exercisable, upon the terms and conditions specified in this Warrant, for the kind, amount and number of shares or other securities, assets, or cash to which a holder of the number of shares of Common Stock purchasable (at the time of such capital reorganization, reclassification of the Common Stock, consolidation, merger or sale) upon exercise of such Warrant would have been entitled to receive upon such capital reorganization, reclassification of the Common Stock, consolidation, merger, or sale; and in any such case, if necessary, the provisions set forth in this Section 2.1 with respect to the rights and interests thereafter of Holder shall be appropriately adjusted so as to be applicable, as nearly equivalent as possible, to any shares or other securities, assets, or cash thereafter deliverable on the exercise of this Warrant. The Company shall not effect any such consolidation, merger, or sale, unless prior to or simultaneously with the consummation thereof the successor corporation or entity (if other than the Company) resulting from such consolidation or merger or the corporation or entity purchasing such assets or other appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to Holder such shares, securities, assets, or cash as, in accordance with the foregoing provisions, such holders may be entitled to purchase and other obligations hereunder.
          2.2 Notice of Record Date, etc. In the event the Company shall propose to take any action of the types requiring an adjustment pursuant to this Section 2.1 or a dissolution, liquidation or winding up of the Company shall be proposed, the Company shall give notice to Holder as provided in Section 8, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon the exercise of the Warrants. In the case of any action which will require the fixing of a record date, unless otherwise provided in this Warrant, such notice shall be given at least twenty (20) days prior to the date so fixed, and in case of all other action, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.
     3. No Voting Rights. This Warrant shall not entitle Holder to any voting rights or other rights as a stockholder of the Company.
     4. Transfer of Warrant. The securities represented hereby and the Warrant Shares issuable upon exercise hereof have not been registered under the Securities Act and may not be offered, sold or otherwise transferred, pledged or hypothecated in the absence of an effective registration statement under the Securities Act with respect to such securities or delivery of an opinion of counsel in form and substance reasonably satisfactory to the Company that such registration is not required. Each certificate representing a Warrant Share shall bear a legend to such effect. In no case shall Warrant be sold, transferred, pledged, hypothecated or assigned for a period of 180-days following the effective date of the offering pursuant to Rule 2710(g)(1) of the FINRA Conduct Rules.
     5. Representations and Warranties of the Company. The Company represents and warrants to Holder as follows:

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          (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms; and
          (b) The Warrant Shares, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.
     6. Representations and Warranties by Holder. Holder represents and warrants to the Company as follows:
          (a) This Warrant is being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Upon exercise of this Warrant, Holder shall, if so requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the Warrant Shares issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale;
          (b) Holder understands that this Warrant and the Warrant Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof and that this Warrant and the Warrant Shares may be resold without registration under the Securities Act only in certain limited circumstances;
          (c) Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Warrant Shares purchasable pursuant to the terms of this Warrant and of protecting its interest in connection therewith;
          (d) The Holder has been afforded the opportunity to ask questions of, and to receive answers from, Company representatives concerning the terms and conditions of the offering, the Company and any other relevant information and to obtain all additional information necessary to verify the accuracy of other information made available to the Holder or to otherwise make an informed investment decision. The Holder has been granted full and unrestricted access to the books and records of the Company and was permitted to examine the foregoing, to question Company representatives and to make all other investigations that the Holder considered appropriate to determine or verify the business or condition (financial or otherwise) of the Company. The Holder acknowledges that the Company has furnished the Holder all available information concerning the business and affairs of the Company that the Holder reasonably requested, and that the Holder has availed itself of the aforementioned opportunity to the extent it considers appropriate in order to permit it to evaluate the merits and risks of the proposed investment.
          (e) Holder is able to bear the economic risk of the purchase of the Warrant Shares pursuant to the terms of this Warrant; and
          (f) Holder is an accredited investor within the meaning of Regulation D promulgated under the Securities Act.
     7. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity

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reasonably satisfactory to the Company or, in the case of any such mutilation upon surrender of such Warrant, the Company shall execute and deliver in lieu of such Warrant a new Warrant of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.
     8. Notices. Except as otherwise expressly provided herein, all notices and deliveries referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable overnight courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered (or when received, if delivered by any other method) if sent (i) to the Company, at its principal executive offices and (ii) to Holder, at Holder’s address as it appears in the records of the Company.
     9. Amendment and Waiver. The provisions of this Warrant contain the entire understanding between the parties hereto with respect to the subject matter hereof and may be amended and waived only if such amendment or waiver is set forth in writing executed by the Company and the Holder.
     10. Descriptive Headings; Governing Law. The descriptive headings of the several Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be governed by the laws of the State of New York.
     11. Benefits of Agreement; Successors. This Warrant shall be binding and inure to the benefit of the parties and their respective successors and assigns hereunder; provided that this Warrant may be assigned by Holder only in compliance with the conditions specified in and in accordance with all of the terms of this Warrant. This Warrant does not create and shall not be construed as creating any rights enforceable by any other person or corporation.
     12. Severability. If any provision of this Warrant shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of this Warrant.
     13. Counterparts. This Warrant may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed an original, and such counterparts shall together constitute but one and the same instrument.

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     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers and to be dated the Date of Issuance hereof.

ENERJEX RESOURCES, INC.

By:

Name:

Title:

C. K. COOPER & COMPANY, INC.

By:

Name:

Title:

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EXHIBIT A
EXERCISE NOTICE
ENERJEX RESOURCES, INC.
Attention: Chief Financial Officer
     The undersigned hereby elects to purchase, pursuant to the provisions of the Common Stock Warrant issued by EnerJex Resources, Inc. and held by the undersigned, the original of which is attached hereto, and (check the applicable box):
☐	Tenders herewith payment of the exercise price in full in the form of cash or certified check in the amount of $___for ___ such securities.

☐	Elects the Net Issue Exercise option pursuant to Section 1.4 of the Warrant, and accordingly requests delivery of a net of ___of such securities, according to the following calculation:
X = Y (A-B)( ) = (____) [(_____) — (_____)]
A (___)
Where X = the number of shares of Common Stock to be issued to Holder.
Y = the number of shares of Common Stock purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation).
A = the Fair Market Value of one share of the Company’s Common Stock.
B = Exercise Price (as adjusted to the date of such calculation).
☐	Elects the Easy Sale Exercise option pursuant to Section 1.5 of the Warrant, and accordingly requests delivery of a net of ___of such securities.
The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

HOLDER:

Name:
Title:
Date:

Address:

A-1

     Name in which shares should be registered:

☐	If this box is checked, as long as the Company’s transfer agent participates in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program (“FAST”), and except as otherwise provided in the next following sentence, the Company shall effect delivery of the shares of Common Stock to the Holder by crediting to the account of the Holder or its nominee at DTC (as specified in this Exercise Notice) with the number of shares of Common Stock required to be delivered. In the event that the Company’s transfer agent is not a participant in FAST, or if the shares of Common Stock are not otherwise eligible for delivery through FAST, the Company shall effect delivery of the shares of Common Stock by delivering to Holder or its nominee physical certificates representing such shares.

A-2